UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2024 (November 21, 2024)

LYONDELLBASELL INDUSTRIES N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 McKinney St. Suite 300 Houston, Texas USA 77010	4th Floor, One Vine Street London W1J0AH The United Kingdom	Delftseplein 27E 3013 AA Rotterdam The Netherlands
(Addresses of principal executive offices)

(713) 309-7200	+44 (0)207 220 2600	+31 (0)10 275 5500
(Registrant’s telephone numbers, including area codes)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Ordinary Shares, € 0.04 Par Value	LYB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 22, 2024, LyondellBasell Industries N.V. (the “Company”) announced that effective March 1, 2025, Michael McMurray will retire as Chief Financial Officer. In connection with his retirement, the Board of Directors of the Company has appointed Agustin Izquierdo to serve as Executive Vice President and Chief Financial Officer, also effective March 1, 2025. Until assuming the role of Chief Financial Officer, Mr. Izquierdo will continue to serve as the Company’s Senior Vice President, O&P Americas & Refining. Mr. McMurray will continue in an advisory role at the Company from March 2025 until full retirement in March 2026.

Mr. Izquierdo, age 47, joined the Company in November 2022 as Vice President, Strategy & Finance, Intermediates & Derivatives and moved into the role of Senior Vice President, O&P Americas & Refining in April 2024. Prior to joining the Company, he served in roles with increasing responsibility at BASF from 2009 to 2022, including as General Manager; Business Director, Americas; and VP, Planning, Finance and Digital. Mr. Izquierdo began his career at Morgan Stanley’s Investment Banking Division in 2000. Mr. Izquierdo received an MBA from the University of Chicago Booth School of Business and a Master’s in Engineering and a Bachelor’s in Actuarial Science from the Universidad Nacional Autonoma de Mexico.

There are no arrangements or understandings between Mr. Izquierdo and any other persons pursuant to which he was selected as Chief Financial Officer. There are also no family relationships between Mr. Izquierdo and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. McMurray’s retirement and transition planning, the Company and Mr. McMurray have entered into a letter agreement (the “Letter Agreement”) setting forth certain compensation terms, including continuation of his current base salary, and confirming continued eligibility to participate in the Company’s compensation and benefit plans and programs for similarly situated executives through his March 2026 retirement. Mr. McMurray will continue to have a target bonus of 95% of his base salary under the Company’s Short-Term Incentive Plan (“STI”), and payment for 2026 will be prorated. He will have a 2025 target award of 400% of his base salary under the Company’s Long-Term Incentive Plan (“LTI”). No LTI awards will be granted in 2026.

In connection with Mr. Izquierdo’s appointment as Executive Vice President and Chief Financial Officer, the Company has provided Mr. Izquierdo with a letter (the “Appointment Letter”) outlining the material terms of his employment following his promotion. Under the Appointment Letter, effective March 1, 2025, Mr. Izquierdo will receive a base salary of $650,000 and will be eligible to participate in the Company’s compensation and benefit plans and programs for similarly situated executives, including the Company’s STI, LTI and severance plans. As Chief Financial Officer, Mr. Izquierdo will have a target STI bonus of 90% of his base salary and a target LTI award of 250% of his base salary, allocated among performance share units (60%) and restricted stock units (40%).

The descriptions above are summaries of the material terms of the (i) Letter Agreement for Mr. McMurray and (ii) Appointment Letter for Mr. Izquierdo; each is qualified in its entirety by reference to the respective document, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 to this Form 8-K and are incorporated herein by reference.

A copy of the press release announcing the matters described herein is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Letter Agreement dated November 21, 2024 between Michael McMurray and the Company.

10.2	Appointment Letter dated November 21, 2024 from the Company to Agustin Izquierdo.

99.1	Press Release dated November 22, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date: November 22, 2024	By:	/s/ Jeffrey A. Kaplan
Jeffrey A. Kaplan
Executive Vice President and General Counsel